Exhibit 10.1

Summary of Compensation Arrangements for Named Executive Officers and Directors

Compensation Arrangements for Named Executive Officers

         The three major components of the Company's executive officer compensation are (i) base salary, (ii) annual bonus and (iii) long-term, equity based incentive awards. Following is a description of the compensation arrangements that were approved by a majority of Independent Directors at the January 24, 2006, meeting of the Company's Board of Directors, upon recommendation made by the Company's Executive/Compensation/Personnel Committee (the "Compensation Committee") for the Company's Chief Executive Officer and the other four most highly compensated executive officers in fiscal 2005 (the "Named Executive Officers").

Base Salary

On January 24, 2006, the Board of Directors approved the following base annual salaries, effective January 1, 2006, for the Named Executive Officers:

James J. Byrnes            $455,000
Stephen E. Garner          $277,000
James W. Fulmer            $241,000
Stephen S. Romaine         $208,000
Francis M. Fetsko          $190,000


Annual Bonus

Upon recommendation of the Compensation Committee, the Board of Directors approved on January 24, 2006, the following bonus payments for performance in fiscal 2005:

James J. Byrnes            $189,600
Stephen E. Garner          $ 80,000
James W. Fulmer            $ 80,000
Stephen S. Romaine         $ 50,000
Francis M. Fetsko          $ 45,000

The forgoing bonuses will be paid during the first quarter of fiscal 2006. In determining the compensation (including annual cash bonuses) for the Company's Named Executive Officers, the Executive/Compensation Committee considers, a number of quantitative and qualitative performance factors to evaluate the performance of its Named Executive Officers. The performance factors considered included (i) the Company's net income as compared to the Company's internal targets; (ii) increases in earnings per share of the Company's common stock for the latest 12 months; (iii) the Company's return on assets, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group Percentile);
(iv) increases in the Company's stock price over 12 months; and (v) the Company's return on equity, as ranked in the Federal Reserve Bank Holding Company Performance Report (Peer Group percentile).

Other compensation.
Named Executive Officers are also entitled to: (i) Company matching contributions on salary deferral pursuant to the Company's Investment and Stock Ownership Plan, (ii) amounts paid pursuant to the profit sharing portion of the Company's Investment and Stock Ownership Plan and the Company's Employee Stock Ownership Plan, (iii) taxable amounts of applicable life insurance premiums paid on the executive's behalf by the Company and (iv) certain perquisites, which include such items as car allowance and club dues.

Stock Based Compensation
In addition to their base salaries, the Named Executive Officers are eligible to receive options granted pursuant to the Company's 2001 Stock Option Plan. On January 23, 2006, the Executive/Compensation Committee approved the following option grants under the 2001 Stock Option Plan to Named Executive Officers:


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                      Number of Securities  Exercise Price Per  Expiration date
                       Underlying Options         Share
                           Granted (#)
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Stephen E. Garner            10,000               $46.63           1/23/2016
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James W. Fulmer              10,000               $46.63           1/23/2016
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Stephen S. Romaine           10,000               $46.63           1/23/2016
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Francis M. Fetsko            10,000               $46.63           1/23/2016
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Compensation Arrangements for Non-Employee Directors

Directors will receive a quarterly retainer fee of $1,750 for each fiscal quarter, including the first fiscal quarter, and $1,000 for each Board meeting attended. The Vice Chair will be paid an annual retainer of $18,000, in lieu of all meeting, Chair and committee fees. Each non-employee director will receive a meeting fee of $275 for each committee meeting attended (except Audit/Examining Committee). Members of the Audit/Examining Committee receive a meeting fee of $275 for the first quarter and $600 for each Audit/Examining Committee meeting attended thereafter. The Chair of the Audit/Examining Committee will be paid a fee of $2,500. In addition to director's fees, directors are eligible to receive options granted pursuant to the Company's 2001 Stock Option Plan.